                                   EXHIBIT 21
                                   ----------

                                Subsidiaries of
                              SETO Holdings, Inc.
                              -------------------

  Name of                                                     State/Jurisdiction
Subsidiary                                                    of Incorporation
----------                                                    -----------------
Semicon Tools, Inc.                                           New York

East Coast Sales Company, Inc.                                Connecticut

DTI Technology, Sdn. Bhd.                                     Malaysia

Hong Kong Batteries Industries, Ltd.                          Hong Kong

SETO Technology, Sdn. Bhd.                                    Malaysia
